Exhibit 10.21.8

ANNEX I TO

REPURCHASE AGREEMENT

RECITALS:

WHEREAS, Merrill Lynch International, or any successor in interest or assigns (“Buyer”), and Taberna Loan Holdings I, LLC, or any successor in interest or assigns (“Seller”) have entered into a Master Repurchase Agreement dated as of December 22, 2005 (the “Repurchase Agreement”); and

WHEREAS, Buyer and Seller desire to supplement and amend the Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Capitalized terms used herein but not defined herein shall have the meanings given to them in the Repurchase Agreement.

(b) Section 2 of the Master Repurchase Agreement is hereby amended by deleting Sections 2(j) and (l) in their entirety and replacing them with the following definitions:

“Market Value” shall mean, as of any date with respect to any Purchased Security, the price at which such Purchased Security could readily be sold as determined by the Buyer in its sole good faith discretion.

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

(c) The following definitions shall be incorporated into the Repurchase Agreement:

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Asset Value” shall have the meaning set forth in the Pricing Side Letter.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“B Rated Bond” shall mean a Security which is rated at least “B” or its equivalent by either Rating Agency.

“BB Rated Bond” shall mean a Security which is rated at least “BB” or its equivalent by either Rating Agency.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or (iii) any day on which the New York Stock Exchange is closed.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles (“GAAP”), consistently applied and, for purposes of the Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” shall mean:

(A) any transaction or event as a result of which the Guarantor ceases to own, directly 100% of the limited liability company interests of the Seller;

(B) the sale, transfer, or other disposition of all or substantially all of a Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(C) the consummation of a merger or consolidation of Seller or the Guarantor with or into another entity or any other corporate reorganization or transaction, if more than 51% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of the Seller or the Guarantor immediately prior to such merger, consolidation or other reorganization.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Documentation Package” shall mean, with respect to each proposed Purchased Security, the package of all unexecuted forms of necessary documents to be delivered at the closing of a Transaction in executed form by the Seller to the Buyer in order to re-register the Purchased Security in the name of the Buyer or its designee, MLPFS. Such Documentation Package shall include, to the extent applicable, but not be limited to forms of:

1. the relevant certificate in form for transfer, if applicable,

2. any necessary bond powers or assignments,

3. any necessary transferor or transferee documents,

4. any necessary qualified institutional investment buyer exhibit,

5. any W-9 Form, and

6. any other document required to re-register the applicable Security;

provided, with respect to any proposed Purchased Security which is other than an Unre-registered Security, the Documentation Package shall consist of the related certificate in the name of the Buyer or its designee, MLPFS, if any.

“Eligible Securities” shall mean Securities (a) Seller purchased from (i) Buyer or its Affiliates, or (ii) a transaction lead managed by Buyer and which are (b)(i) publicly issued mortgage pass through Securities that evidence a fractional, undivided ownership interest in a pool of Underlying Mortgage Loans (including the right to receive principal and interest payments thereon), (ii) private nonagency mortgage pass-through Securities that are rated by a Rating Agency, or (iii) private, non-agency mortgage pass-through Securities which are not rated by a Rating Agency.

“Entitlement Holder” shall have the meaning given to such term in Section 8-102(a)(7) of the New York UCC.

“Financial Statements” shall mean the consolidated financial statements of the Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by Ernst & Young LLP or such other independent certified public accountants approved by the Buyer (which approval shall not be unreasonably withheld).

“Governing Agreement” shall mean the agreement or agreements which govern the issuance and the payment of the Purchased Securities, which may include without limitation, any Pooling and Servicing Agreement, any Trust Agreement, any private placement memorandum, and any prospectus.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Taberna Realty Finance Trust, or any successor in interest or assigns.

“Guaranty” shall mean that certain Guaranty, dated as of the date hereof, made by the Guarantor in favor of the Buyer, as the same may be amended from time to time.

“Indebtedness” shall mean, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Instruction Letter” shall mean a letter between the Seller and each Trustee substantially in the form of Exhibit B attached hereto, in which the Trustee acknowledges the Buyer’s security interest in the Purchased Securities, and agrees to remit Income directly to the Buyer.

“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Purchased Securities, any short sale of US Treasury Securities, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and a counterparty acceptable to the Buyer, having terms acceptable to the Buyer.

“LIBOR Period” shall mean, with respect to each Transaction, one month, unless otherwise agreed to by the Buyer and the Seller and set forth in the related Confirmation.

“LIBOR Rate” shall mean, with respect to each day during the applicable LIBOR Period, the rate per annum equal to the one month London Inter-Bank Offered Rate for United States Dollar deposits as reported on the display designated as “BBAM” “Page 1229a” on Bloomberg (or such other display as may replace “BBAM” “Page 1229a” on Bloomberg), as of 8:00 a.m., New York City time, on the date two Business Days prior to the commencement of such LIBOR Period, and if such rate shall not be so quoted, or if the related LIBOR Period shall be less than one month, the rate per annum at which the Buyer or its Affiliate is offered dollar deposits at or about 8:00 a.m., New York City time, on the date two Business Days prior to the commencement of the such LIBOR Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of one month or such other period as agreed upon in writing by the Buyer and the Seller and in an amount comparable to the amount of the Transactions outstanding on such day.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of the Seller or the Guarantor, (b) the ability of the Seller or the Guarantor to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of the Buyer or any Affiliate under any of the Repurchase Documents or (e) the timely payment of any amounts payable under the Repurchase Documents.

“MLPFS” shall mean Merrill Lynch Pierce, Fenner & Smith, Inc.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successors thereto.

“Net Worth” shall mean, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Recourse Indebtedness” means any Indebtedness incurred by the Seller or the Guarantor, provided that (i) such Indebtedness is non-recourse to any shareholder or equity owner of Seller or Guarantor, (ii) such Indebtedness or certain classes or tranches thereof are publicly issued and/or privately placed Indebtedness of Seller or Guarantor and (iii) such Indebtedness or certain classes or tranches thereof are rated by at least one of the Rating Agencies.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Pooling and Servicing Agreement” shall mean any pooling and servicing agreement governing the assets which comprise any of the Purchased Securities.

“Pricing Side Letter” shall mean that certain Pricing Side Letter, dated as of the date hereof, between the Buyer and the Seller, as the same may be amended from time to time.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Rating Agency” shall mean any of S&P or Moody’s.

“Recourse Indebtedness” shall mean all Indebtedness of the Guarantor and the Seller other than Non-Recourse Indebtedness.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“Repurchase Documents” shall mean this Annex I, the Repurchase Agreement, the Pricing Side Letter and the Guaranty.

“S&P” shall mean Standard & Poor’s, a division of McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Account” shall have the meaning given to such term in Section 8-501(a) of the New York UCC.

“Securities Intermediary” shall have the meaning given to such term in Section 8-102(a)(14) of the New York UCC.

“Servicer” shall mean the related servicer under a Pooling and Servicing Agreement.

“Single Issuer” shall mean any individual issuer of Purchased Securities, provided, that for purposes of this definition, with respect to any Purchased Securities issued under a shelf registration, the entity which transfers the related assets to the issuer under the shelf registration shall be deemed the issuer.

“Subordinate Tranche Securities” shall mean, with respect to any “B” Rated Bond or “BB” Rated Bond, any Securities owned by Seller representing lower rated tranches of the related securitization.

“Sufficient Information” shall mean with respect to any proposed Purchased Security the following:

(i) copies of the applicable Governing Agreements, including but not limited to the applicable pooling and servicing agreement, prospectus supplement, and applicable offering circular with certificate from the trustee that all amendments are included,

(ii) performance data in the form of trustee reports issued for the shorter of (a) the previous 12 months, or (b) since the date of issuance of such proposed Purchased Security.

(iii) current portfolio data tape;

(iv) the proposed Purchased Security must be modeled on the Intex Desktop Trade System; if the proposed Purchased Security is not available on the Intex Desktop Trade System, the Seller must provide a model of cashflows for such proposed Purchased Security in a format acceptable to the Buyer in its sole discretion.

“Tangible Net Worth” shall mean, for the Guarantor, on a consolidated basis and as of a particular date, the Net Worth of the Guarantor, less the net book value of all assets which will be treated as intangibles under GAAP, including without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by the Guarantor shall not be treated as intangibles for purposes of this definition.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Trust Agreement” means any deposit trust agreement or indenture governing the administration and issuance of the Purchased Securities.

“Trustee” shall mean the Person under any Governing Agreement, as applicable, responsible for administering the Purchased Securities.

“Unrated Bond” shall mean a Security which is not rated by at least one of S&P or Moody’s.

“Unre-registered Security” shall mean a Purchased Security which has not been re-registered in the name of the Buyer or its designee.

(d) All references to Securities and Purchased Securities shall include proceeds, dividends and distributions thereof.

SECTION 2. Conditions Precedent to all Transactions and Confirmation.

(a) The Buyer’s agreement to enter into each Transaction, from time to time, in its sole discretion (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) No Default. No Default, Event of Default, or Termination Event shall have occurred and be continuing under the Repurchase Agreement.

(ii) Pricing Side Letter. Delivery of the Pricing Side Letter, duly executed by the Seller and the Buyer.

(iii) Opinion of Counsel. Delivery of an opinion or opinions of outside counsel to the Seller and Guarantor prior to the date hereof, acceptable to Buyer in its sole discretion.

(iv) Seller Organizational Documents. Delivery of a good standing certificate of the Seller delivered to Buyer prior to the date hereof (or if unavailable, as soon as available thereafter) and certified copies of the certificate of formation and operating agreement of the Seller and of all authority for the Seller with respect to the execution, delivery and performance of the Repurchase Agreement and each other document to be delivered by the Seller from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from the seller to the contrary);

(v) Guarantor Organizational Documents. Delivery of a good standing certificate of the Guarantor delivered to Buyer prior to the date hereof (or if unavailable, as soon as available thereafter) and certified copies of the articles of incorporation and by-laws of the Guarantor and of all authority for the Guarantor with respect to the execution, delivery and performance of the Repurchase Agreement and each other document to be delivered by the Guarantor from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from the Guarantor to the contrary);

(vi) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Securities have been taken, including, without limitation, UCC searches and duly executed and filed Uniform Commercial Code financing statements on Form UCC1.

(vii) Representations and Warranties. Both immediately prior the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller in Paragraph 11 of the Repurchase Agreement and Section 7 of Annex I, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(viii) Transaction Request, Sufficient Information, Documentation Package and Instruction Letter. On or prior to the date which (A) is ten (10) Business Days prior to the related Purchase Date, the Seller shall have delivered to the Buyer (1) a transaction request in form and substance acceptable to Buyer and (2) Sufficient Information with respect to the proposed Purchased Securities and (B) is one (1) Business Day prior to the related Purchase Date, upon preliminary approval of the proposed Purchased Security, but subject to the conditions of this Repurchase Agreement, the Seller shall have delivered (1) to the Buyer, the Documentation Package with respect to the proposed Purchased Securities and (2) to the Trustee, with respect to any Unre-registered Securities, an Instruction Letter.

(ix) Pooling and Servicing Agreement (if any). On or prior to the date which is five (5) Business Days prior to the related Purchase Date, the Seller shall have delivered to the Buyer a copy of the latest draft of the related pooling and servicing agreement.

(x) Delivery. the Seller shall have delivered to the Buyer:

(A) with respect to Purchased Securities (other than Unre-registered Securities) that shall be delivered or held in definitive, certificated form, the Seller shall deliver to the Buyer or its designee the original of the relevant certificate registered in the name of the MLPFS as the agent for the Buyer;

(B) with respect to Purchased Securities (other than Unre-registered Securities) that shall be delivered through a Relevant System in book-entry form (notwithstanding anything in the Master Repurchase Agreement or this Annex to the contrary), MLPFS, as Securities Intermediary, shall indicate by book entry that it has credited such Purchased Securities to Buyer’s Securities Account maintained and held by MLPFS as Securities Intermediary, titled in the name of the Buyer, as the Entitlement Holder, and bearing the account number 190-01001 (the “Buyer’s Securities Account”). The Seller shall take such actions necessary to provide instruction to the relevant Clearing Corporation or other Securities Intermediary, which instruction shall be sufficient if complied with to effect a legally valid delivery of such Purchased Securities to the Buyer’s Securities Account. In connection with Buyer’s Securities Account to which the Purchased Securities are credited or otherwise held, the Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect a legally valid delivery of the relevant interest granted therein to Buyer hereunder.

(xi) Fees and Expenses. The Buyer shall have received all fees and expenses of counsel to the Buyer as contemplated by Section 11(b) of Annex I.

(xii) No “default” or “trigger event”. No “default” or “trigger event” shall have occurred under the Governing Agreements or other related document relating to such Securities or other event which permits or requires rapid amortization.

(xiii) Material Adverse Change. none of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of the Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in the Buyer not being able to finance Purchased Securities through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) there shall have occurred a material adverse change in the financial condition of the Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of the Buyer to fund its obligations under the Repurchase Agreement.

(xiv) each transaction request delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in Section 2(a) of Annex I (except for clauses (ii), (vi) and (xiii) have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

(b) Section 3 of the Master Repurchase Agreement is hereby amended by deleting Section 3(b) in its entirety and replacing it with the following:

(i) Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction in the form of Exhibit C attached hereto (a “Confirmation”). Such Confirmation shall set forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the

Transaction, (E) the applicable Purchase Price Percentages, (F) LIBOR Period and (G) additional terms or conditions not inconsistent with this Repurchase Agreement.

(ii) Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than two (2) Business Days after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that such writing which is an objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by the Seller.

SECTION 3. Remedies.

(a) The Seller recognizes the Buyer may be unable to effect a public sale of any or all of the Purchased Securities, by reason of certain prohibitions contained in the Securities Act of 1933 (the “1933 Act”) and applicable state securities laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Buyer than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Buyer shall be under no obligation to delay a sale of any of the Purchased Securities for the period of time necessary to permit the Seller to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if the Seller would agree to do so.

(b) Nothing contained in the Repurchase Agreement shall obligate Buyer to segregate any Purchased Securities delivered to Buyer by Seller. Notwithstanding anything to the contrary set forth in the Repurchase Agreement, in no event shall Purchased Securities remain in the custody of Seller or any affiliate of Seller.

SECTION 4. Margin Maintenance.

Subparagraph 4 of the Repurchase Agreement is amended in its entirety to read as follows:

(a) The Buyer shall determine the Asset Value of the Purchased Securities on a weekly basis, or at such intervals as determined by the Buyer in its sole discretion.

(b) If an any time the aggregate Asset Value of all related Purchased Securities subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash or Eligible Security approved by the Buyer in its sole discretion (“Additional Purchased Securities”) so that the aggregate Asset Value of the Purchased Securities, including any such cash or Additional Purchases Securities or cash, will thereupon equal to exceed the aggregate Purchase Price for all Transactions. If Buyer delivers a Margin Call to the Seller on or prior to 9:30 a.m. (New York City time) on any Business Day, then the Seller shall transfer cash or Additional Purchased Securities to Buyer no later than 5:00 p.m. (New York City time) that day. In the event the Buyer delivers a Margin Call to the Seller after 9:30 a.m. (New York

City time) on any Business Day, the Seller shall be required to transfer cash or Additional Purchased Securities no later than 5:00 p.m. (New York city time) on the subsequent Business Day.

(c) Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d) In the event the Seller satisfies a Margin Call with cash, the Buyer will apply such cash to reduce the Repurchase Price.

SECTION 5. Security Interest.

Subparagraph 6 of the Repurchase Agreement is amended in its entirety to read as follows:

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transaction is deemed to be a loan, in order to secure the Seller’s obligations to the Buyer hereunder and all other obligations or amounts due and payable by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, Seller hereby grants to Buyer a security interest in all of Seller’s right (including the power to convey title thereto) to the Buyer’s Securities Account, the Purchased Securities and the Subordinate Tranche Securities (including all securities entitlements, as defined in Section 8-102(a)(17) of the New York UCC, with respect thereto) in all cases whether now existing or hereafter acquired, including the right to proceeds, dividends and distributions thereof, payments of principal and interest and the right to enforce such payments arising from or under any of the Purchased Securities and Subordinate Tranche Securities.

SECTION 6. Substitution.

Subparagraph 9 of the Repurchase Agreement is hereby amended by adding the following subsections thereto:

(a) In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have an existing right to substitute substantially the same Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10:00 a.m. (New York time) on such business day, to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect, by the close of business on the business day notice is received, or by the close of the next business day if notice is given after 10:00 a.m. (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller’s transfer to Buyer of such other Securities and Buyer’s transfer, to Seller of such Purchased Securities, and after substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

(b) In the event Seller exercises the right to substitute or terminate under sub-paragraph (a), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer’s actual cost (including all fees, expenses and commissions) or (i) entering into replacement transactions, (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter in replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

SECTION 7. Seller Representations.

Seller hereby makes the following additional representations and warranties as of each Purchase Date:

(a) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of the Seller’s knowledge, threatened in writing) or other legal or arbitrable proceedings affecting the Seller or Guarantor or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Agreement or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000 in the aggregate (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, or (iv) requires filing with the U.S. Securities and Exchange Commission (“SEC”) in accordance with its regulations,

(b) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

(c) Investment Company Act. Neither the Seller nor the Guarantor is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(d) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller or the Guarantor to the Buyer in connection with the negotiation, preparation or delivery of the Repurchase Agreement, and Annex I or included herein or therein or delivered pursuant hereto or thereto when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf the Seller to the Buyer in connection with the Repurchase Agreement, Annex I and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

SECTION 8. Appointment of Agent.

(a) As a broker-dealer registered with the SEC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), as agent of Buyer and Seller, will be responsible for (i) effecting Transactions hereunder, (ii) issuing all required confirmations and statements to Buyer and Seller, (iii) maintaining books and records relating to Transactions as required by SEC regulations, and (iv) receiving, delivering and safeguarding Seller’s funds and any securities in connection with Transactions hereunder, in compliance with SEC regulations.

(b) MLPF&S is acting in connection with Transactions hereunder solely in its capacity as agent for Buyer and Seller pursuant to instructions from Buyer and Seller. MLPF&S shall have no responsibility or personal liability to Buyer or Seller arising from any failure by Buyer or Seller to make payment, deliver securities, or perform any other obligations hereunder, including without limitation obligations to transfer margin or collateral, except for MLPF&S’s gross negligence or willful misconduct in performing its duties as agent hereunder. Each of Buyer and Seller agrees to proceed solely against the other to collect or recover any securities or money owing to it or to enforce any of its rights in connection with or as a result of Transactions hereunder.

(c) Notwithstanding any provisions of the Agreement, the parties hereby agree that any and all notices, demands or communications of any kind relating to Transactions hereunder between Buyer and Seller shall be transmitted exclusively through MLPF&S in the manner specified in paragraph 13 of the Repurchase Agreement to the address specified in Annex II to the Repurchase Agreement.

(d) The parties acknowledge and agree that the Repurchase Agreement shall not govern any repurchase transaction between (i) MLPF&S, acting in its individual capacity, and Seller or (ii) Seller and any entity other than Buyer, regardless of whether MLPF&S is acting as agent for such other entity.

SECTION 9. Event of Default.

The following events shall constitute Events of Default under Paragraph 11 of the Repurchase Agreement and shall entitle the Buyer to all rights and remedies thereunder:

(i) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Seller or the Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Seller or the Guarantor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(ii) any Material Adverse Effect shall have occurred as determined by Buyer in its sole good faith discretion and the Seller has failed to repurchase the Purchased Securities subject to Transactions within 30 days following a request by Buyer therefor; or

(iii) Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import; or

(iv) Seller shall default in the payment of any amount payable by it under the Repurchase Agreement or under the Repurchase Documents; or

(v) the failure of the Seller to perform, comply with or observe any term covenant or agreement applicable to Seller contained in Sections 12(a)(i) and (c); or

(vi) the Seller shall fail to observe or perform any other covenant or agreement contained in the Repurchase Agreement (and not identified in clause (v) of this Paragraph 11) or any other Repurchase Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days the (“Original Grace Period”); provided that, if such failure by the Seller shall be a direct result of a failure of the related Servicer to perform any material covenant or agreement contained in the related Pooling and Servicing Agreement (each, a “Servicer Failure”), the grace periods related to such Servicer Failure set forth in the related Pooling and Servicing Agreement shall apply hereto

(each a “Servicer Grace Period”); provided further, that in the event that the Buyer shall determine, in its good faith discretion, that during such Servicer Grace Period a Material Adverse Effect is likely to occur, then the Original Grace Period (or such longer grace period as determined by the Buyer), shall apply hereto; or

(vii) the Seller shall grant, or suffer to exist, any Lien on any Purchased Security (except any Lien in favor of the Buyer); or (A) the Purchased Securities shall not have been sold to the Buyer, or (B) the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Securities in favor of the Buyer or shall be Liens in favor of any Person other than the Buyer and any Person claiming by, through or under Buyer; or

(viii) a breach by the Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Repurchase Document, any “event of default” by the Guarantor under the Guaranty, any repudiation of the Guaranty by the Guarantor, or if the Guaranty is not enforceable against the Guarantor; or

(ix) (i) the failure of Guarantor to at any time continue to be (A) qualified as a real estate investment trust as defined in Section 856 of the Code and (B) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 – REIT filed with the United States Internal Revenue Service for such year, or (ii) Guarantor has engaged in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code the gain of which exceeds $5,000,000; or

(x) the failure of the Guarantor to satisfy any of the following asset or income tests and Buyer has delivered notice of an Event of Default to the Seller with respect thereto:

(A) At the close of each taxable year, at least 75 percent of Guarantor’s gross income consists of qualifying income within the meaning of Section 856(c)(3) of the Code.

(B) At the close of each taxable year, at least 95 percent of Guarantor’s gross income consists of qualifying income within the meaning of Section 856(c)(2) of the Code.

(C) At the close of each quarter of Guarantor’s taxable years, at least 75 percent of the value of Guarantor’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Guarantor’s operations, but not including receivables purchased from another person), and Government Securities; unless (a) the test described in this paragraph (3) has been satisfied as of the end of the immediately preceding quarter of Guarantor’s taxable year, (b) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Guarantor’s taxable year, and (c) such test is satisfied within the 30 day period as provided under section 856(c)(4).

(D) At the close of each quarter of each of Guarantor’s taxable years, (a) not more than 20 percent of Guarantor’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (b) (i) not more than 5 percent of the value of Guarantor’s total assets will be represented by securities of any one issuer (other than

Government Securities and securities of taxable REIT subsidiaries and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), and (ii) Guarantor will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (c) the tests described in this paragraph (D) have been satisfied as of the end of the immediately preceding quarter of Guarantor’s taxable year, (d) any of the tests described in this paragraph (D) are not satisfied as the result of the acquisition of a security or property during the current quarter of Guarantor’s taxable year, and (e) such test is satisfied within the 30 day period as provided under section 856(c)(4).

(E) Notwithstanding paragraphs (A)-(D) above, if (i) one of the tests described in paragraphs (A)-(D) is failed, but such failure was based upon reasonable reliance on an opinion of nationally recognized tax counsel to the effect that the acquisition of the income security or property or action or omission that gave rise to the failure “would not” or “should not” have caused such failure, which opinion was received prior to such acquisition, action or omission, (ii) Guarantor delivers to Buyer within 30 days after one of the tests described in paragraphs (A)-(D) is failed or is asserted to be failed an opinion of counsel to the effect that Seller will qualify for relief under sections 856(c)(6) or 856(c)(7)(B) of the Code, as applicable, and (iii) the potential tax imposed on Buyer will not exceed $5,000,000, then the tests described in paragraphs (A)-(D) shall not be treated as failed by reason of such failure if the Internal Revenue Service determines that the Guarantor qualifies for relief under sections 856(c)(6) or 856(c)(7)(B), and such tests shall not be treated as failed until the Internal Revenue Service determines that the Guarantor fails to qualify for relief under sections 856(c)(6) or 856(c)(7)(B), in which case the Guarantor shall deliver notice to the Buyer as soon as practicable; or

(xi) any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by the Seller, the Guarantor or any of their Affiliates under the Master Repurchase Agreement, dated as of October 31, 2005, and as amended from time to time, between Taberna Realty Holdings Trust and Merrill Lynch Mortgage Capital Inc. (after the expiration of any applicable grace period under such agreement).

SECTION 10. Termination Event.

(a) If any of the following events (a “Termination Event”) occur, the Buyer shall have the rights set forth in Section 10(b) of Annex I:

(i) the senior debt obligations or short-term debt obligations of Merrill Lynch & Co., Inc. shall be rated below the four highest generic grades (without regard to any pluses and minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization; or

(ii) a Change of Control shall have occurred.

(b) Upon the occurrence of a Termination Event, the Buyer shall have the right, in its sole discretion, to require the Seller to, as soon as possible, but not later than 60 calendar days following receipt of notice of the occurrence of such Termination Event, repurchase the Purchased Securities.

SECTION 11. Indemnification And Expenses.

(a) The Seller agrees to hold the Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of the Repurchase Agreement, Annex I or any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Repurchase Agreement, Annex I or any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Securities relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Purchased Securities, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Security for any sum owing thereunder, or to enforce any provisions of any Purchased Security, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of the Buyer’s rights under the Repurchase Agreement, Annex I, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) The Seller agrees to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses up to a maximum amount of $20,000 incurred by the Buyer in connection with the development, preparation and execution of the Repurchase Agreement, Annex I, any other Repurchase Document or any other documents prepared in connection herewith or therewith which amount shall be deducted from the purchase price paid for the first Transaction hereunder. The Seller agrees to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to the Buyer. The Seller agrees to pay the Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by the Buyer with respect to Purchased Securities, other than (i) those Securities acquired by the Seller from the Buyer or its Affiliates or (ii) Securities issued in a transaction in which the Buyer or any of its Affiliates acted as underwriter or placement agent, submitted by the Seller for purchase under the Repurchase Agreement, including, but not limited to, those out of pocket costs and expenses incurred by the Buyer pursuant to Sections 11(b) hereof. The Seller also agrees to pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with any amendment, supplement or modification requested or agreed to by the Seller to, the Repurchase Agreement, Annex I, any other Repurchase Document or any other documents prepared in connection with such requested or agreed to amendment, supplement or modification.

(c) The obligations of the Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under the Repurchase Agreement or Annex I shall be full recourse obligations of the Seller.

SECTION 12. Covenants.

(a) Existence, etc. The Seller will:

(i) Preserve and maintain its legal existence and all of its material rights, material privileges, material licenses, material permits, material approvals and material franchises necessary for the operation of its business and to perform its obligations under the Repurchase Documents;

(ii) Comply with the requirements of all applicable material laws, material rules, material regulations and material orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) Permit representatives of the Buyer, at Buyer’s expense, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer; and

(v) timely file all tax returns that are required to be filed by it and shall timely pay all taxes due, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(b) Reporting. The Seller shall cause the Guarantor to maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Buyer:

(i) Within one hundred twenty (120) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in shareholders’ equity of the Guarantor for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;

(ii) Within forty-five (45) days after the end of each fiscal quarter, the unaudited balance sheets of the Guarantor as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Guarantor for such period and the portion of the fiscal year through the end of such period, subject, however, to year end adjustments;

(iii) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (ii) above, or monthly upon Buyer’s request, a certificate in the form of Exhibit A hereto and certified by an executive officer of the Guarantor;

(iv) If applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by the Guarantor, within 5 Business Days of their filing with the SEC; provided, that, the Guarantor or any Affiliate will provide the Buyer with a copy of the annual 10-K filed with the SEC by the Guarantor or its Affiliates, no later than 90 days after the end of the year;

(v) Monthly, the Guarantor will furnish to the Buyer Sufficient Information with respect to each Purchased Security;

(vi) Monthly, the Guarantor will furnish to the Buyer remittance reports with respect to each Purchased Security; and

(vii) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of the Seller and Guarantor as the Buyer may reasonably request.

(c) Subordinate Tranche Securities. With respect to any “B” rated Bond, or “BB” rated Bond which are the subject of a Transaction hereunder, Seller agrees that to the extent the Seller or Seller’s Affiliate owns the related Subordinate Tranche Securities, the Seller shall pledge such Subordinate Tranche Securities to the Buyer, whether or not the Seller finances such Subordinate Tranche Securities under a Transaction.

(d) Documentation Package. In the event that any item is missing from a Documentation Package with respect to a Purchased Security, the Seller shall reasonably promptly, upon receipt by Seller, deliver such item to the Buyer.

SECTION 13. Taxes.

(a) Any and all payments by Seller under or in respect of the Repurchase Agreement or Annex I shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of the Repurchase Agreement or Annex I to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable requirement of law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 13) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of the Repurchase Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless Buyer becomes subject to a Tax on its overall net income in such jurisdiction as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes or charges or levies that arise from any payment made under or in respect of the Repurchase Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, the Repurchase Agreement or Annex I (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 13 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 13(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 13(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d) If the Buyer determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to this Section 13, it shall pay to the Seller an amount that, in the Buyer’s sole discretion is solely attributable to such Non-Excluded Taxes or Other Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Buyer and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Seller, upon the request of the Buyer, agrees to repay the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Buyer in the event the Buyer is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Buyer to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Seller or any other Person

SECTION 14. Jurisdiction.

BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(e) THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE REPURCHASE AGREEMENT OR ANNEX I, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE REPURCHASE AGREEMENT OR ANNEX I OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15. Set-Off.

In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable (after the expiration of any applicable grace period) by the Seller hereunder or under any Indebtedness or Interest Rate Protection Agreement (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Seller. The Buyer agrees promptly to notify the Seller after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 16. Confidentiality.

The Buyer and the Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws (including, without limitation, securities laws), (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of an Event of Default the Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Securities or otherwise to enforce or exercise the Buyer’s rights hereunder; or (iv) disclosure by Seller to Sellers’ current and prospective lenders, provided that, in no event shall either Seller disclose to any current or prospective lenders any other terms other than (a) the existence of this Repurchase Agreement, (b) the Maximum Purchase Price, (c) the restrictive covenants set forth in Section 12. The provisions set forth in this Section 16 shall survive the termination of the Repurchase Agreement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Repurchase Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or agent or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the U.S. federal, state and local tax treatment of the Transactions to the taxpayer and is not relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

SECTION 17. Notices and Other Communications.

(a) Paragraph 3(a) of the Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

An agreement to enter into a Transaction may be made in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b) Paragraph 13 of the Repurchase Agreement is hereby amended by deleting the last sentence thereof in its entirety.

SECTION 18. Payments.

All transfers of funds to be made by Seller or Buyer hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

SECTION 19. GOVERNING LAW.

THIS ANNEX I SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 20. Tax Treatment.

Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Securities and that the Securities are owned, for tax purposes, by Seller in the absence of an Event of Default. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law or unless an Event of Default has occurred and is continuing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Annex I as of the date set forth above.

MERRILL LYNCH INTERNATIONAL, as Buyer

By:	/s/ DANIEL PACE
Name:	Daniel Pace
Title:	M.D.

TABERNA LOAN HOLDINGS I, LLC, as Seller

By:	/s/ JACK SALMON
Name:	Jack Salmon
Title:	CFO

EXHIBIT A

Form of Guarantor’s Officer’s Certificate

I,                     , do hereby certify that I am duly elected, qualified and authorized officer of Taberna Realty Finance Trust (“Guarantor”). This Certificate is delivered to you in connection with Section 12(b) of the Master Repurchase Agreement dated as of December 22, 2005, among Taberna Loan Holdings I, LLC and Merrill Lynch International (the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Guarantor is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(i) Maintenance of Tangible Net Worth. The Guarantor (A) has maintained a Tangible Net Worth, on a consolidated basis, of not less than $300,000,000; (B) has maintained a Net Worth, on a consolidated basis, at the end of any calendar quarter of not less than 15% of its Net Worth, on a consolidated basis, at the beginning of the second preceding calendar quarter and (C) has maintained a Net Worth, on a consolidated basis, at the end of any consecutive twelve month period of not less than 30% of its Net Worth, on a consolidated basis, at the beginning of such consecutive twelve month period.

(ii) Maintenance of Ratio of Recourse Indebtedness to Net Worth. As of the end of each calendar quarter, the Guarantor has maintained the ratio of Recourse Indebtedness, on a consolidated basis, to Net Worth, on a consolidated basis, no greater than 15:1.

(iii) Qualified REIT Trust. The Guarantor continued to be (A) qualified as a real estate investment trust as defined in Section 856 of the Code and (B) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 – REIT filed with the United States Internal Revenue Service for such year.

(iv) No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action the Seller has taken or proposes to take with respect thereto.]

IN WITNESS WHEREOF, I have set my hand this          day of             ,             .

By:
Name:
Title:

A-2

EXHIBIT B

[FORM OF INSTRUCTION LETTER]

                    , 200

                            , as [Trustee]

______________

______________

Attention:

Re:	Master Repurchase Agreement, dated as of December 22, 2005, by and between Merrill Lynch International (“Buyer”), and Taberna Loan Holdings I, LLC (“Seller”).

Ladies and Gentlemen:

Pursuant to the Master Repurchase Agreement, dated as of December 22, 2005 (the “Master Repurchase Agreement”), between the Buyer and the Seller, you are hereby notified that: (i) the Buyer has purchased from the Seller the assets described on Schedule 1 hereto (the “Purchased Securities”) (ii) each of the Purchased Securities is subject to a security interest in favor of the Buyer, (iii) prior to receipt of notice from the Buyer in writing of the occurrence of an Event of Default under the Master Repurchase Agreement, any payments or distributions made with respect to such Purchased Securities should be remitted immediately by the Trustee to the Buyer, in accordance with the following wire instructions

Account No.:	[____________________]
ABA No.:	[____________________]
[____________________]
Reference:	[____________________]

and (iv) upon receipt of notice from the Buyer in writing of the occurrence of an Event of Default under the Master Repurchase Agreement, any payments or distributions made with respect to such Purchased Securities should be remitted immediately by the Trustee directly to the Buyer, in accordance with the following wire instructions:

Account No.:	[____________________]
ABA No.:	[____________________]
[____________________]
Reference:	[____________________]

These instructions may not be modified or rescinded without the prior written consent of the Buyer.

Very truly yours,

TABERNA LOAN HOLDINGS I, LLC

By:
Name:
Title:

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF CONFIRMATION LETTER

December [    ], 2005

_________________

_________________

_________________

_________________

Attention:

Confirmation No.:

Ladies/Gentlemen:

This letter confirms our oral agreement to purchase from you the Securities listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Securities between us, dated as of December 22, 2005 (the “Agreement”), as follows:

Purchase Date:

Securities to be Purchased: See Appendix I hereto.

[Appendix I to Confirmation Letter will list Securities]

Aggregate Principal Amount of Securities:

Purchase Price:

Pricing Spread:

Repurchase Date:

Repurchase Price:

[Purchase Price Percentage:]

LIBOR Period:

Names and addresses for communications:

Buyer:

Merrill Lynch International

4 World Financial Center

22nd Floor

New York, New York 10080

Attention: James B. Cason

Seller:

Taberna Loan Holdings I, LLC

1818 Market Street

Philadelphia, PA 19103

Attention: Jack Salmon

Telecopier No.: 215-861-7878

Telephone No:  215-861-7882

Email: jsalmon@tabernacapital.com

With a copy to:

Attention: Raphael Licht

Telecopier No.: 215-861-7878

Telephone No:  215-861-7884

Email: rlicht@tabernacapital.com

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

C-2